UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2007

SEREFEX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24362	59-2412164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4328 Corporate Square Boulevard
Suite C
Naples, Florida 34104
(Address of Principal Executive Offices) (Zip Code)

(239) 262-1610
Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

SECTION 4. Matters Related to Accountants and Financial Statements.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

New Independent Registered Public Accounting Firm

    On January 19, 2007, the Board of Directors of Serefex Corporation (the “Company”) determined to engage Lake & Associates CPA’s LLC as the Company’s independent registered public accounting firm commencing with the audit for the calendar year ending December 31, 2006.

    During the Company’s two (2) years ended December 31, 2005, and through January 19, 2007, neither the Company, nor anyone on its behalf, consulted with Lake & Associates CPA’s LLC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by Lake & Associates CPA’s LLC to the Company that Lake & Associates CPA’s LLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Previous Independent Registered Public Accounting Firm

    During the Company’s two (2) years ended December 31, 2005, and through January 19, 2007, there were no disagreements between the Company and Bongiovanni & Associates on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Bongiovanni & Associates satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s financial statements for the relevant year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

    Bongiovanni & Associate’s audit reports on the Company’s financial statements for the two (2) years ended December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles

    The Company furnished a copy of the above disclosures to Bongiovanni & Associates and requested that Bongiovanni & Associates provide a letter addressed to the Commission stating whether or not it agrees with the statements made above.  A copy of such letter is filed as Exhibit 16 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

16    Copy of letter from Bongiovanni & Associates, former independent registered public accounting firm dated January 19, 2007.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEREFEX CORPORATION (Registrant)

Date: January 23, 2007	By:	/s/ Brian Dunn
Brian Dunn President

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